UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2024

POSTAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-38903	83-2586114
(State or other jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

75 Columbia Avenue

Cedarhurst, NY 11516

(Address of principal executive offices and zip code)

(516) 295-7820

(Registrant’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-I2 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.I4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PSTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Postal Realty Trust, Inc. (the “Company”) will make available an investor presentation in connection with the upcoming Nareit’s REITweek: 2024 Investor Conference from June 3 to June 6, 2024. A link to the presentation will be available at the Company’s website at www.postalrealtytrust.com, in the “Investors” section of the website under “Events & Presentations.” The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act except as set forth by specific reference in such filing.

Item 8.01. Other Events

As previously disclosed, in connection with the Company's initial public offering and the related formation transactions, the Company entered into a Right of First Offer Agreement (the “ROFO Agreement”) with certain members of the family (the “Related Party”) of Andrew Spodek, the Company’s chief executive officer. Pursuant to the ROFO Agreement, the Company has the right of first offer to acquire from the Related Party certain properties that are currently managed by the Company.

On May 30, 2024, the Company acquired from the Related Party a portfolio of 36 properties (the “Property Portfolio”) currently leased to the United States Postal Service (the “USPS”) for approximately $12.5 million in cash, excluding closing costs. The transaction was approved by a special committee (the “Special Committee”) of the Company’s Board of Directors consisting of four independent directors. After a series of meetings to evaluate the potential acquisition of the Property Portfolio and the terms of the ROFO Agreement, the Special Committee determined that the Company’s acquisition of the Property Portfolio on the proposed terms was in the best interest of the Company. The Company believes that the acquisition price is highly attractive, represents a compelling valuation and expects that the Company’s acquisition of the Property Portfolio will lead to increased value for the Company’s shareholders.

The Property Portfolio comprises approximately 69,000 net leasable interior square feet at a weighted average rental rate of $13.32 per leasable square foot based on rents in place as of May 30, 2024.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” Forward-looking statements, including, among others, statements regarding the details of the acquisition of the Property Portfolio and the anticipated benefits of the transaction, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this Current Report on Form 8-K speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2024

POSTAL REALTY TRUST, INC.

By:	/s/ Jeremy Garber
	Name:	Jeremy Garber
	Title:	President and Treasurer

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